UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2006

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On October 20, 2006, the board of directors (the “Board”) of Integrated Device Technology, Inc. (“IDT”), approved an amended compensation policy for members of the Board who are not also officers or employees of IDT, to be effective for the Company’s fiscal 2007 year (the “Compensation Policy”). Pursuant to the Compensation Policy, non-employee members of the Board will receive an annual retainer of $40,000 per fiscal year. Under the Compensation Policy, members of the Board are no longer eligible to receive per-meeting compensation. The Chair of the Audit Committee will receive an annual retainer of $15,000 per fiscal year and other Audit Committee members will receive an annual retainer of $7,500 per fiscal year. The Chair of the Compensation Committee will receive an annual retainer of $10,000 per fiscal year and other Compensation Committee members will receive an annual retainer of $5,000 per fiscal year. The Chair of the Nominating and Governance Committee will receive an annual retainer of $7,000 per fiscal year and other Nominating and Governance Committee members will receive an annual retainer of $3,500 per fiscal year. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee are no longer eligible to receive per-meeting compensation. Under the Compensation Policy, directors no longer receive equity grants in connection with appointment or service as the Chair of the Board or of the Audit Committee. All other terms of the Compensation Policy remain as described in IDT’s proxy statement for its 2006 annual meeting of stockholders, as filed with the Securities and Exchange Commission on July 28, 2006.

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Current Report.

On October 24, 2006, IDT announced its results of operations and financial condition as of and for the quarter ended October 1, 2006 in a press release that is attached hereto as Exhibit 99.1.

IDT’s press release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, IDT has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures included in the press release.

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The foregoing description is qualified in its entirety by reference to IDT’s press release dated October 24, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2006, the Board approved an amendment and restatement of IDT’s Amended and Restated Bylaws, effective October 20, 2006 (the “Restated Bylaws”). The Restated Bylaws now provide that special meetings of IDT’s stockholders may be called by the holders of a majority of the outstanding shares of IDT’s capital stock. Prior to approving the Restated Bylaws, IDT’s Amended and Restated Bylaws provided that special meetings of IDT’s stockholders could be called by the Board, the Chairman of the Board or the Chief Executive Officer or President of IDT.

The foregoing description is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 24, 2006, IDT also announced that its Board approved a $50 million expansion of the previously authorized share repurchase program, to a total of $100 million. Repurchases under the extension of the Company’s stock repurchase program may be made from time-to-time in the open market and in negotiated transactions, including block transactions or accelerated stock repurchase transactions, at times and at prices considered appropriate by the Company. The repurchase program is effective immediately and may be discontinued at any time. As of October 1, 2006, IDT had approximately 200 million shares outstanding and approximately $332 million in cash and cash equivalents.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Integrated Device Technology, Inc.

99.1	Press release dated October 24, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2006

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein
Vice President and Chief Financial Officer
(duly authorized officer)

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EXHIBIT INDEX

Exhibit No	Description

3.1	Amended and Restated Bylaws of Integrated Device Technology, Inc.

99.1	Press release dated October 24, 2006.

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